EXHIBIT 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

In connection with Quarterly Report of Medical International Technology, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Karim Menassa, Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2011	Medical International Technology, Inc.

By:	/s/ Karim Menassa
Name:	Karim Menassa
Title:	President and Principal Executive Officer Interim Secretary and Chief Financial Officer